UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2006

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 3, 2006, Pegasystems Inc. (the "Company") issued a press release announcing, among other things, its financial results for the quarter ended March 31, 2006. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2006, the Company issued a press release announcing, among other things, the resignation of Christopher Sullivan, its Chief Financial Officer, effective June 1, 2006. Mr. Sullivan provided notice of his resignation to the Company on April 28, 2006. Mr. Sullivan and the Company have no disagreements with respect to any matter, including but not limited to any accounting-related matter or policy. While a search is conducted for Mr. Sullivan's replacement, Shawn Hoyt, the Company's Vice President and General Counsel, will serve as interim Chief Financial Officer. James Reilly, the Company's Vice President, Finance, is being promoted to Chief Accounting Officer. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

May 3, 2006	By:	/s/ Christopher Sullivan

Name: Christopher Sullivan
Title: Chief Financial Officer, Treasurer and Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 3, 2006, issued by Pegasystems Inc.